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                           KIRKPATRICK & LOCKHART LLP
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                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100
                                                                       Exhibit 5

                                November 19, 1997



Network Imaging Corporation
500 Huntmar Park Drive
Herndon, Virginia 20170

         Re:      Network Imaging Corporation
                  Registration Statement on Form S-1
                  Registration Number 333-36417

Ladies/Gentlemen:

         We have acted as counsel to Network Imaging Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1, Registration Number 333-36417 ("Registration Statement"), under the Securities Act of 1933, as amended, covering 10,000,000 shares of Common Stock, $0.0001 par value per share ("Common Stock"), of the Corporation issuable in connection with the Company's Series K Convertible Preferred Stock issued to Zanett Lombardier, Ltd. and Capital Ventures International ("Purchasers"), and the exercise of warrants held by the Purchasers and The Zanett Securities Corporation (collectively, the Purchasers and Zanett are referred to as the "Selling Stockholders"), and the resale of such shares of Common Stock by such Selling Shareholders.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that each of the 10,000,000 shares of Common Stock, when issued in accordance with the terms of
(i) the Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock of Network Imaging Corporation, (ii) the Cashless Stock Purchase Warrant to purchase 162,462 shares of Common Stock between the Company and The Zanett Securities Corporation dated as of July 28, 1997, (iii) the Cashless Stock Purchase Warrant to purchase 135,000 shares of Common Stock between the Company and Zanett Lombardier, Ltd. dated as of July 28, 1997, (iv) the Cashless Stock Purchase Warrant to purchase 112,500 shares of Common Stock between the Company and Capital Ventures International dated as of July 28, 1997, (v) the Placement Agent Agreement between the Company and The Zanett Securities Corporation dated July 2, 1997 and (vi) the Securities Purchase Agreement between the Company and the Purchasers dated as of July 28, 1997, will be duly and validly issued by the Corporation, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                      Very truly yours,


                                      /s/ KIRKPATRICK & LOCKHART LLP

                                      KIRKPATRICK & LOCKHART LLP